Exhibit 8.2

3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, PA 19103-2799

215.981.4000

Fax 215.981.4750

October 27, 2014

Paratek Pharmaceuticals, Inc.

75 Kneeland Street

Boston, MA 02111

Ladies and Gentlemen:

We have acted as counsel to Paratek Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the preparation and execution of the Agreement and Plan of Merger and Reorganization, dated as of June 30, 2014 (the “Agreement”), by and among Transcept Pharmaceuticals, Inc., a Delaware corporation (“Parent”), Tigris Merger Sub, Inc., a Delaware corporation wholly owned by Parent (“Merger Sub”), Tigris Acquisition Sub, LLC, a Delaware limited liability company wholly owned by Parent (“Acquisition Sub”), and the Company.

Pursuant to the Agreement, Merger Sub will merge with and into the Company, with the Company as the surviving corporation (the “Merger”), and immediately following the Merger, the Company will merge with and into Acquisition Sub (the “Second Merger”), with Acquisition Sub continuing as a direct wholly owned subsidiary of Parent. The Merger and the Second Merger are intended to be treated as one integrated transaction for U.S. federal income tax purposes, and hereinafter references to the Merger include the Second Merger. The Merger and certain other matters contemplated by the Agreement are described in the Registration Statement on Form S-4 initially filed by Parent with the Securities and Exchange Commission on August 28, 2014 (Registration Statement No. 333-198464) (as amended through the date hereof, the “Registration Statement”) of Parent, which includes the proxy statement/prospectus/information statement relating to the Merger (the “Prospectus”). Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Agreement.

In connection with this opinion, we have examined and are familiar with the Agreement, the Registration Statement, the additional Registration Statement relating to the Merger filed with the Securities and Exchange Commission on the date hereof pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Additional Registration Statement”) and such other presently existing documents, records and matters of law as we have

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October 27, 2014

deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed, with your consent and without any independent investigation or examination thereof (i) that the Merger will be consummated in accordance with the provisions of the Agreement and in the manner contemplated by the Prospectus and will be effective under applicable state law, and that the parties have complied with and, if applicable, will continue to comply with, the covenants, conditions and other provisions contained in the Agreement without any waiver, breach or amendment thereof; (ii) the continuing truth and accuracy at all times through the effective time of the Merger (the “Effective Time”) of the statements, representations and warranties made by Parent, Merger Sub, Acquisition Sub, and the Company in the Agreement and the Prospectus or otherwise made to us; and (iii) that any such statements, representations or warranties made “to the knowledge” or based on the belief or intention of Parent, Merger Sub, Acquisition Sub, or the Company or otherwise similarly qualified are true and accurate, and will continue to be true and accurate at all times through the Effective Time, without such qualification. In the event any of the facts, statements, descriptions, covenants, representations, warranties, or assumptions upon which we have relied is incorrect, our opinion might be adversely affected and may not be relied upon.

This opinion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations thereunder (including proposed and temporary Treasury regulations) and interpretations of the foregoing as expressed in court decisions, legislative history and administrative determinations of the Internal Revenue Service (the “IRS”) (including its practices and policies in issuing private letter rulings, which are not binding on the IRS, except with respect to a taxpayer that receives such a ruling), all as of the date hereof. This opinion represents our best legal judgment with respect to the probable outcome on the merits and is not binding on the IRS or the courts. There can be no assurance that positions contrary to our opinion will not be taken by the IRS, or that a court considering the issues would not reach a conclusion contrary to such opinions. No assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the opinions expressed herein.

Based upon and subject to the foregoing, and to the limitations, qualifications, assumptions, and caveats set forth herein and in the Prospectus, the statements of law and legal conclusions contained in the Registration Statement under the caption “The Merger—Material U.S. Federal Income Tax Consequences of the Merger,” constitute the opinion of Pepper Hamilton LLP as to the material U.S. federal income tax consequences of the Merger.

This opinion addresses only matters set forth herein. This opinion does not address any other U.S. federal tax consequences or any state, local, or foreign tax consequences that may result from the Merger or any other transaction (including any transaction contemplated by the Agreement or undertaken in connection with or in contemplation of the Merger).

October 27, 2014

We hereby consent to the filing of this opinion as an exhibit to the Additional Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement and the Additional Registration Statement with respect to the discussion of the material U.S. federal income tax consequences of the Merger, including the Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Pepper Hamilton LLP

Pepper Hamilton LLP